Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY

Offer to Exchange

[All Outstanding 3.625% Senior Notes due 2015 ($500,000,000 principal amount outstanding) for 3.625% Senior Notes due 2015] [All Outstanding 5.000% Senior Notes due 2020 ($500,000,000 principal amount outstanding) for 5.000% Senior Notes due 2020] which have been registered under the Securities Act of 1933 of

GENZYME CORPORATION

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                             , 2010,  UNLESS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the exchange offer of Genzyme Corporation (the “Issuer”) and its subsidiary made pursuant to the Prospectus dated          , 2010 (the “Prospectus”) if certificates for the outstanding [3.625% Senior Notes due 2015][5.000% Senior Notes due 2020] of the Issuer (collectively, the “Original Notes”) are not immediately available or if the procedure for book entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York Mellon, as exchange agent (the “Exchange Agent”), prior to 5:00 p.m., New York City time, on          , 2010 (the “Expiration Date”). This Notice of Guaranteed Delivery may be delivered or transmitted by facsimile transmission, overnight courier, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the exchange offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time on the Expiration Date. See “The Exchange Offer— Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Agent is:

THE BANK OF NEW YORK MELLON

By Mail, Hand or Overnight Delivery: The Bank of New York Mellon Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, NY 10286 Attn: Diane Amoroso	By Facsimile: (212) 298-1915 For Information or Confirmation by Telephone: (212) 815-2742

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures described in “The Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus.

DESCRIPTION OF ORIGINAL NOTES TENDERED

Name of Tendering Holder	Name and address of registered holder as it appears on the Original Notes (Please Print)	Certificate Number(s) of Original Notes Tendered (or Account Number at Book-Entry Facility)	Principal Amount of Original Notes Tendered

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Date:

If Original Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at its address set forth above, the certificates representing the Original Notes (or a confirmation of book-entry transfer of such notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:

(Authorized Signature)

Address:	Title:

Name:

(Zip Code)	(Please type or print)

Area Code and Telephone No.:

Date:

NOTE:	DO NOT SEND ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ORIGINAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.